Exhibit 99.1 Press Release dated January 19, 2005


    DataLogic International Appoints Keith C. Moore as Chief
           Executive Officer and Chairman of the Board
    - New CEO Brings Public Company and Financial Expertise -

IRVINE, CA, January 19, 2005 / DataLogic International, Inc., (OTC Bulletin
Board: DLGI; Berlin, Frankfurt Stock Exchange: 779612) a technology and professional services company providing a wide range of consulting services and telecommunications products such as VoIP equipment and GPS vehicle tracking devices, today announced the appointment of Keith C. Moore as Chief Executive Officer and Chairman of the Board.

Mr. Moore has served in various executive capacities for small and large companies, including Activision, a NASDAQ publicly traded company, as well as iTechexpress, Inc., POPcast, and Cinemaware. Collectively, for these organizations, Mr. Moore was instrumental in raising capital in excess of $100 million and growing revenues in excess of $600 million.

Most recently, Mr. Moore was Chairman of the Board, CEO and COO of iTechexpress, Inc., positions he assumed in early 2002. Mr. Moore was the founder of several startups, including iTechexpress, Inc., NetWorx New Media, Inc., Service Advantage International, Inc. and The Web Connect Company. Mr. Moore is also a founder of International Consumer Technologies and was Vice President, Chief Financial Officer and Director since its inception in July 1986 until its amalgamation into Activision in December 1994.

Mr. Moore succeeds Derek Nguyen as Data Logic's CEO and Chairman of the Board. Mr. Nguyen has decided to focus his efforts on DataLogic Consulting, Inc. where he will be CEO. Mr. Nguyen will also remain a member of DataLogic International, Inc.'s board of directors. "I am pleased we were able to appoint a high caliber CEO to lead DataLogic forward," said Mr. Nguyen, DataLogic's former CEO. "Mr. Moore has built several successful technology consulting companies and has demonstrated his operations and managerial expertise throughout his career. We place the highest confidence in the continued success of DataLogic under his leadership."

Commenting on his appointment, Mr. Moore said, "I am very excited to be joining DataLogic at this juncture in their development. DataLogic's significant technology platform and their considerable client relationships provide an outstanding base from which to grow the company, both organically and through business partnerships or acquisitions. I look forward to working with the impressive group of employees, clients and vendors the Nguyens have put together, and to increasing the scope of these relationships."

Mr. Moore, a Certified Public Accountant by training, earned his BS in Accounting and his Masters in Finance from Eastern Michigan University in 1982 and 1984, respectively.

About DataLogic International, Inc.

DataLogic International, Inc. is a technology and professional services company providing a wide range of consulting services and telecommunications products such as VoIP phones, videophones, communications servers and GPS vehicle tracking devices. The company also provides Information Technology outsourcing and consulting services. DataLogic's customers include U.S. and international governmental agencies as well as a variety of international commercial organizations. For more information about DataLogic International, please visit www.dlgi.com.


This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as: believe, expect, anticipate, should, planned, will, may, intend, estimated, and potential, among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to DataLogic International or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.